Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

MidCarolina Financial Corporation and Subsidiary

Burlington, North Carolina

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-146523) of MidCarolina Financial Corporation and Subsidiary (the “Company”) of our report dated March 25, 2008 with respect to the consolidated financial statements of the Company, which report appears in the Company’s 2007 Annual Report on Form 10-K.

Raleigh, North Carolina
March 25, 2008